                      AMENDMENT TO PARTICIPATION AGREEMENT


     Pursuant to Section 12.9 of the Participation Agreement, made and entered into as of the 1st day of May, 2000, by and among Allmerica Financial Life Insurance and Annuity Company, Credit Suisse Trust (formerly known as Warburg Pincus Trust), Credit Suisse Asset Management, LLC, and Credit Suisse Asset Management Securities, Inc., the parties do hereby agree to amend Schedule 1 of the Participation Agreement to reflect the following:

             1. Separate Account IMO is hereby added to Schedule 1.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and behalf by its duly authorized representative. The Amendment shall take effect on January 7, 2002.

                                  ALLMERICA FINANCIAL LIFE
                                  INSURANCE AND ANNUITY COMPANY
                                  By its authorized officer and not individually

                                  By:
                                         -----------------------------
                                         Mark A. Hug
                                         President


                                  CREDIT SUISSE TRUST
                                  By its authorized officer and not individually

                                  By:
                                         -----------------------------


                                  CREDIT SUISSE ASSET MANAGEMENT, LLC
                                  By its authorized officer

                                  By:
                                         -----------------------------


                                  CREDIT SUISSE ASSET MANAGEMENT
                                  SECURITIES, INC.
                                  By its authorized officer

                                  By:
                                         -----------------------------